EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251181, 333-247476 and 333-238979 on Form S-8 and 333-266959 on Form S-3 of California BanCorp of our report dated March 24, 2023 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California

March 21, 2024